Exhibit 10.5

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of the ___ day of June 2013 by and between INSPIRED BUILDERS, INC., a Nevada corporation (the “ISRB”), NORe CAPITAL, LLC, a British Virgin Islands Business Company (“NORe”), and PALI-HOLLOWAY, LLC, a California limited liability company (“Pali-Holloway”).  ISRB, NORe and Pali-Holloway are hereinafter sometimes collectively referred to individually as a “party” or collectively as the “parties.”

WHEREAS, NORe is the holder of an amended and restated secured deed of trust and mezzanine promissory note in $19,000,000 principal amount, dated as of June 23, 2013 issued by Pali-Holloway, as borrower, to NORe, and in the form of Exhibit A annexed hereto and made a part hereof (the “Exchange Note”) ; and

WHEREAS, NORe desires to sell, assign and transfer (collectively, “Transfer”) the Exchange Note to ISRB pursuant to the note purchase and assignment agreement, dated of even date herewith and in the form of Exhibit B annexed hereto and made a part hereof (the “Assignment Agreement”); and

WHEREAS, in consideration for and in exchange for the Transfer of the Exchange Note to it, ISRB has agreed to issue to NORe the “ISRB Securities,” as described below..

NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
The Exchange

Section 1.1            The Exchange.  Subject to the terms and conditions of this Agreement, on the “Closing Date” (as hereinafter defined):

(a)           NORe shall Transfer to ISRB, all right, title and interest in and to the Note.

(b)           In exchange for the Exchange Note and in full consideration therefore, ISRB shall:

(i)            issue to NORe $12,000,000 of ISRB common stock, $0.001 par value per share  (the “Common Stock”), represented by stock certificates evidencing an aggregate of ___________ shares of Common Stock  of ISRB or such other number of shares of Common Stock as shall be determined by dividing $12,000,000 by the closing price of ISRB Common Stock as at the Closing Date (the “ISRB Shares”); and

(ii)           issue to NORe, ISRB’s 2% $7,000,000 promissory note payable quarterly as to interest commencing July 1, 2016, and as to principal and all accrued interest on June 30, 2020, and in the form of Exhibit C annexed hereto and made a part hereof (the “ISRB Note”).

ISRB Shares and ISRB Note are hereinafter collectively referred to as the “ISRB Securities.”  The Transfer of Exchange Note in exchange for ISRB Securities is referred to herein as the “Securities Exchange.”

Section 1.2            Closing and Closing Date. The consummation of the Securities Exchange (the “Closing”) shall take place at the offices of ISRB or such other place as the parties hereto mutually agree on a date (the “Closing Date”) which shall be not later than June 30, 2013, unless such date shall be extended by mutual agreement of the parties.

Section 1.3            Palii-Holloway Representations and Covenants. By its execution of this Agreement, Pali-Holloway does hereby represent, warrant and agree as follows:

(a)           The execution and delivery of this Agreement by Pali-Holloway and the exchange of the Exchange Note from NORe to ISRB in accordance with this Agreement has been duly authorized by all necessary action on the part Pali-Holloway and no other proceeding is necessary for the execution and delivery of this Agreement by Pali-Holloway.

(b)           The Exchange Note has been duly executed and delivered by Pali-Holloway to NORe and constitutes a legal, valid and binding obligation of Pali-Holloway, enforceable against it in accordance with its terms, except that) the enforceability of the Exchange Note (i) may be subject to the terms of a subordination Agreement in the form of Exhibit D annexed hereto (the “Subordination Agreement”) that may be required by East West Bank to be executed and delivered by ISRB, (ii) is subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (iii) is subject to the general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

(c)           Pali-Holloway hereby consents in all respect to the Transfer of the Exchange Note from NORe to ISRB.

ARTICLE II
Representations and Warranties of NORe

NORe and NORe represent and warrant to ISRB as of the Closing Date as follows:

Section 2.1           Organization, Qualification and Corporation Power.  NORe (a) is a Corporation company duly formed, validly existing and in good standing under the Laws of the British Virgin Islands and has the requisite power and authority to own, operate or lease its properties and to carry on its business as is now being conducted and proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on NORe, and (b) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NORe.

For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such entity in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees or prospects of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect is caused by results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner).

For purposes of this agreement, the term “Law” shall mean any applicable foreign, federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or  other legally enforceable obligation imposed by a court or other Governmental Entity (as defined in Section 1.1 below) in the applicable jurisdiction.

Section 2.2           Ownership of Exchange Note.  NORe is the record and beneficial owner of 100% of the exchange Note, and, except for limitations that may be imposed upon ISRB under a Subordination Agreement, the Exchange Note is not subject to limitations on payment or enforceability of the rights of the holder thereof, other than (a) applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (bi) general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

Section 2.3           Authority Relative to this Agreement.  NORe has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement by NORe and the consummation by NORe of the transactions contemplated hereby have been duly authorized by all necessary action on the part of NORe and no other corporate proceeding is necessary for the execution and delivery of this Agreement by NORe, the performance by NORe of its obligations hereunder and the consummation by NORe of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by NORe and, assuming the due authorization, execution and delivery of this Agreement by ISRB, constitutes a legal, valid and binding obligation of NORe, enforceable against them in accordance with its terms, except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (b) the general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

Section 2.4           Title to Exchange Note.  NORe has acquired good and marketable title to the Exchange Note and on the Closing Date shall Transfer good and marketable title to the Exchange Note to ISRB, free and clear of all Liens.

Section 2.5           Investment Representations.  NORe hereby represents and warrants only with respect to himself:

(a)           ISRB Shares and ISRB Note will be acquired for investment for the account of NORe’s or an Affiliate thereof, , not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and NORe has no present intention of selling, granting any participation in, or otherwise making a public distribution of ISRB Securities.  Except for the assignment of ISRB Securities to an Affiliate, NORe does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of ISRB Securities to such person or to any third person.

(b)           NORe has had an opportunity to ask questions and receive answers from ISRB regarding the terms and conditions of the offering and sale of ISRB Securities.  NORe acknowledges that (i) it has had an opportunity to review all of ISRB’s filings with the SEC of its annual, quarterly and interim reports under the Securities Exchange Act of 1934, as amended (the “ISRB SEC Reports”); (ii) an investment in ISRB Securities involves a high degree of risk, (iii) ISRB is presently a development stage company and that such corporation may never generate significant revenues or profits, (iv) an active trading market for ISRB Common Stock may not develop, and (v) the value of the IRSB Note is largely dependent upon the future business success of ISRB.

(c)           NORe acknowledges that he has (i) such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in ISRB Securities, (ii) had such risks explained to him and has determined that such investment is suitable for it in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of this investment, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the his financial circumstances which may cause or require any sale, transfer or other distribution of ISRB Securities.

ARTICLE III
Representations and Warranties of ISRB

ISRB hereby represents and warrants to NORe as of the Closing Date as follows:

Section 3.1           Organization, Qualification and Corporation Power. ISRB as of the Closing Date (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted and proposed to be conducted, and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in the case of clause.

Section 3.2            Authority Relative to this Agreement.  ISRB has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

Section 3.3            No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by the of ISRB do not, and the consummation by it of the transactions contemplated hereby will not, (i) conflict with or violate any Law, court order, judgment or decree applicable to ISRB or by which any of its property is bound, (ii) violate or conflict with the Articles of Incorporation or Bylaws (or comparable organizational documents) of ISRB, or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the properties or assets of ISRB pursuant to any contract, instrument, permit or license to which ISRB is a party or by which ISRB or its property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have or result in a Material Adverse Effect on ISRB.

(b)           Except for its filing of a Form 8-K Interim Report with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) ISRB is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would, individually or in the aggregate, have or result in a Material Adverse Effect on ISRB.  No waiver, consent, approval or authorization of any Governmental Entity or any third party is required to be obtained or made by ISRB in connection with its execution, delivery or performance of this Agreement.

Section 3.4            Issuance of the ISRB Securities.

(a)           The ISRB Securities to be issued to NORe on the Closing Date have been duly authorized and, when issued and paid for in accordance with the terms hereof and thereof, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens other than restrictions on transfer provided for in this Agreement hereto imposed by applicable securities laws and shall not be subject to preemptive or similar rights of stockholders.

(b)           The ISRB Securities will be issued in compliance with all applicable federal and state securities laws. The issue and sale of the ISRB Securities will not, immediately or with the passage of time, obligate ISRB to issue shares of its securities to any person other than NORe and will not result in a right of any holder of ISRB’s securities to adjust the exercise, conversion, exchange or reset price under such securities.

Section 3.5        Commitments..  No securities of ISRB are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby; Except as set forth in the ISRB SEC Reports, ISRB has not issued any other options, warrants or scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or entered into any agreement giving any person any right to subscribe for or acquire, any shares of ISRB Common Stock; there are no contracts, commitments, understandings, or arrangements by which ISRB is or may become bound to issue additional shares of the capital stock of ISRB or options, securities or rights convertible into shares of capital stock of ISRB; except for customary adjustments as a result of stock dividends, stock splits, combination of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by ISRB (or in any agreement providing rights to security holders) and the issuance and sale of the ISRB Securities will not obligate ISRB to issue securities to any person (other than NORe) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities; ISRB is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of ISRB.

Section 3.6        Tax Matters.  ISRB (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of ISRB and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of ISRB know of no basis for such claim.  ISRB has not waived or extended any statute of limitations at the request of any taxing authority. There are no outstanding tax sharing agreements or other such arrangements between ISRB and any other corporation or entity and ISRB is not presently undergoing any audit by a taxing authority.

Section 3.7         Litigation. There is no pending litigation, arbitration or administrative proceeding against ISRB.

Section 3.8         Compliance.  ISRB, except in each case as, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect (i) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over ISRB or its properties or assets, or (ii) to ISRB’s knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority applicable to ISRB.

Section 3.10       No Directed Selling Efforts or General Solicitation. Neither ISRB nor any of its affiliates, nor any person acting on its or their behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

Section 3.11       Investment Company.  ISRB is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12       Questionable Payments. Neither ISRB nor, to ISRB’s knowledge, any directors, officers, employees, agents or other persons acting on behalf of ISRB has, in the course of its actions for, or on behalf of, ISRB: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds; (c) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE IV
Conditions of Securities Exchange

Section 4.1          Conditions to Obligations of ISRB to Effect the Securities Exchange.  The obligations of ISRB to effect the Securities Exchange will be subject to the satisfaction or waiver of the following conditions prior to the Closing Date:

(a)             Representations and Warranties.  Those representations and warranties of NORe and Pali-Holloway set forth in this Agreement will be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct as of such date).

(b)            Agreements and Covenants.  NORe shall have performed in all material respects all obligations and complied in all material respects with all of its agreements and covenants required to be performed or complied with under this Agreement.

Section 4.2            Conditions to Obligations of NORe to Effect the Securities Exchange.  The obligations of NORe to effect the Securities Exchange will be further subject to the satisfaction or waiver of the following conditions prior to the Closing Date:

(a)            Representations and Warranties.  Those representations and warranties of ISRB set forth in this Agreement will be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations will be true and correct as of such date).

(b)            Agreements and Covenants. ISRB and shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of ISRB and required to be performed or complied with by them under this Agreement.

(c)             Certificate of Secretary. NORe will have received from the corporate secretary of ISRB a certificate (i) certifying ISRB’s Articles of Incorporation and Articles of Incorporation, respectively, (ii) certifying the bylaws of ISRB, and (iii) certifying the resolutions of the board of directors of ISRB.

(d)            Majority Stockholders Consent.  ISRB and NORe shall have received the written consents duly executed by such Persons owning a majority of the issued and outstanding shares of ISRB Common Stock as at the Closing Date (the “ISRB Majority Stockholders”), approving, adopting and ratifying on behalf of ISRB  this Agreement and all exhibits hereto and all transactions contemplated hereby (the “Majority Stockholders Consents”).

ARTICLE V
Survival and Indemnification

Section 5.1            Survival of Representations.  All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties to this Agreement, until the earlier of the termination of this Agreement or eighteen (18) monthsafter the Closing Date (the “Survival Period”), whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). The parties’ post-closing remedies for a breach are not limited by the pre-closing discovery of a breach.

Section 5.2            Limitations on Indemnity Obligations.

(a)           Notwithstanding anything to the contrary herein, in no event shall a party or person having the indemnity obligation under this ARTICLE V (“Indemnifying Party”) have any liability for an indemnity obligation under this ARTICLE V unless and until the Damages relating to the party’s indemnity claims exceed $10,000 in the aggregate.

ARTICLE VI
Closing Date Deliveries

Section 6.1            Deliveries by ISRB.   On the Closing Date, ISRB shall cause to be delivered to NORe:

(a)           against delivery by NORe of the Exchange Note (i) one or more share certificates evidencing all of the ISRB Shares duly registered in the name of NORe, and (ii) the ISRB Note;

(b)           resolutions of the board of directors of ISRB and the Majority Stockholders Consents.

Section 6.2            Deliveries by NORe.  On the Closing Date, NORe shall cause to be delivered to ISRB, against receipt of the ISRB Securities, the Exchange Note, duly endorsed to ISRB for transfer.

ARTICLE VII
General and Miscellaneous Provisions

Section 7.1           Notices.  All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by overnight courier, (b) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), and, in each case to the parties at the following addresses or facsimile number (or at such other address for a party as will be specified by like notice, except that notices of changes of address will be effective upon receipt):

(a)           If to ISRB:

Inspired Builders, Inc..
_________________________
________________
Attention:
Telephone:

(b)           If to NORe

NORe Capital LLC
Harbour House, Second Floor
Road Town, Tortola
British Virgin Islands
Tel: (284) 494-4770

For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banking organizations in the State of California. are authorized or required by law to close.

Section 7.2           Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs and expenses.

Section 7.3           Amendment.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 7.4           Entire Agreement.  This Agreement and the schedules and exhibits attached hereto, constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 7.5           Public Announcements.  ISRB and NORe will consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement.  The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, and will not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.  The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement will be mutually agreed upon prior to the issuance thereof.

Section 7.6           No Third-Party Beneficiaries.  Except for the parties hereto, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

Section 7.7           Assignment.  This Agreement will not be assigned by operation of Law or otherwise, except that NORe may assign all or any of the ISRB Securities and its rights hereunder to any Affiliate of NORe; provided, however, that no such assignment will relieve the assigning party of its obligations hereunder.  This Agreement will be binding upon, and will be enforceable by and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.8           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 7.9           Governing Law.  This Agreement will be governed by, and construed in accordance with, the Laws of the State of Nevada applicable to contracts executed in and to be performed entirely within that State.

Section 7.10         Consent to Jurisdiction.  Any dispute arising under this Agreement shall be submitted to arbitration administered in the State or Nevada.

Section 7.11         Headings; Interpretation.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be understood to be followed by the words “without limitation.”

Section 7.12         Construction.  In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.13         Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which will constitute one and the same agreement.

Section 7.14        Confidentiality.  NORe and ISRB each recognize that they have received and will receive confidential information concerning the other during the course of the Securities Exchange negotiations and preparations.  Accordingly, NORe and ISRB each agree (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Securities Exchange and related transactions.  The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed.

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IN WITNESS WHEREOF, ISRB NORe and Pali-Holloway have executed this Agreement as of the date first written above.

INSPIRED BUILDERS, INC.

By:
Name:
Title:	President

NORe CAPITAL, LLC

By:
Name:
Title:	Member and Manager

PALI-HOLLOWAY, LLC
By;	Pali-Holloway Management LLC Manager:

By:
Avi Brosh, Member and Manager